Exhibit 99.1

Fathom Holdings Reports Second Quarter 2025 Results
– Fathom achieved 36% year-over-year revenue growth, driven by 25% transaction growth –

CARY, NC, August 12, 2025 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, today reported financial results for the second quarter and first six months ended June 30, 2025, which included delivering 36% year-over-year revenue growth, a 23% increase in agent count, 25% transaction growth, and a return to adjusted EBITDA profitability.

“The second quarter of 2025 marked a strong step forward for Fathom, driven by the strength of our platform and our ability to recruit, retain, and support our agents in a dynamic housing market,” said Marco Fregenal, CEO of Fathom Holdings. “While 2025 continues to present challenges for the industry, we are beginning to see the clear benefits of our diversified growth strategy. Verus Title delivered a record-breaking month in June, and our Elevate concierge program is driving measurable gains in agent productivity and engagement.”
The Elevate program has already onboarded over 70 agents, averaging eight closings per year, and is on track to add another 100 agents within the next 60 days. Fathom’s goal is to scale the program to more than 300 onboarded agents by year-end, each averaging at least eight annual closings, helping agents grow their businesses through enhanced productivity and support.

In August, Fathom successfully implemented its first intelliAgent platform and Elevate program licensing agreement with Sovereign Realty Partners, which will operate under the Fathom Elite brand. This milestone marks the beginning of a broader platform expansion strategy designed to help independent brokerages leverage intelliAgent’s proprietary technology and services to improve profitability and agent satisfaction.

Strategic acquisitions, agent walkovers, and the licensing of the intelliAgent platform are expanding Fathom’s market footprint while unlocking new cross-selling opportunities across mortgage, title, technology, and additional agent services.

“Looking ahead, Fathom is committed to scaling both topline revenue and gross profit, creating a clear trajectory toward sustained adjusted EBITDA profitability,” added Fregenal. “With a growing agent network, expanding ancillary services, new intelliAgent licensing partnerships, and disciplined operational execution, we believe the future is bright for Fathom. We are well-positioned to capture market opportunities, drive long-term growth, and deliver meaningful value to our shareholders.”
Second Quarter 2025 Financial Highlights – August Update
•Fathom’s total revenue increased 36.1% to $121.4 million for the second quarter of 2025, up from $89.2 million in the second quarter of 2024.
•Brokerage revenue increased by 39.6% to $116.0 million for the second quarter of 2025, up from $83.1 million in the second quarter of 2024.
•Mortgage revenue decreased 10.8% to $3.3 million for the second quarter of 2025, down from $3.7 million in the second quarter of 2024.
•Title revenue increased 88% to $1.5 million for the second quarter of 2025, up from $0.8 million in the second quarter of 2024.
•Gross profit, excluding the impact of the divested insurance business, increased 24.7% to $9.4 million for the second quarter of 2025, up from $7.5 million in the second quarter of 2024.
•On April 7, 2025, the Company repaid its $3.5 million convertible note in full.
•Fathom received $3.0 million during the second quarter of 2025 related to the sale of its insurance business, which was completed in May 2024.
Second Quarter 2025 Operational Highlights – August Update
•Fathom’s real estate agent network grew 22.6% to approximately 14,981 agent licenses at June 30, 2025, up from approximately 12,224 agent licenses at June 30, 2024.
•Fathom’s real estate transactions grew 25.4% to approximately 12,710 in the second quarter of 2025, up from approximately 10,137 transactions in the second quarter of 2024.
•Successfully onboarded 70 agents to our Elevate program.
•Began licensing of our proprietary intelliAgent software platform to Sovereign Realty Partners.

Second Quarter 2025 Financial Results

Real estate transactions increased approximately 25.4% year-over-year to 12,710 in the second quarter of 2025, primarily driven by the addition of My Home Group in November 2024.

Total revenue for the second quarter of 2025 increased 36.1% year-over-year to $121.4 million, compared to $89.2 million in the second quarter of 2024. The growth was primarily attributable to the addition of My Home Group in November 2024.

Segment revenue for the 2025 second quarter, compared with the 2024 second quarter was as follows:

	Revenue
	Three months ended June 30,
(Revenue $ in millions)	2025	2024
	UNAUDITED
Real Estate Brokerage	$116.0	$83.1
Mortgage	3.3	3.7
Technology	1.1	1.1
Corporate and other services (a)	1.0	1.3
Total revenue	$121.4	$89.2
(a)Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.

GAAP net loss for the second quarter of 2025 was $3.6 million, or $0.13 per share, compared to a net loss of $1.3 million, or $0.07 per share, in the second quarter of 2024. The year-over-year increase in net loss was primarily attributable to the gain recognized from the sale of the Company’s insurance business in May 2024, which favorably impacted the prior year’s results.

Adjusted EBITDA*, a non-GAAP measure, for the second quarter of 2025 totaled $0.03 million, compared to $0.2 million in the second quarter of 2024. The second quarter of 2025 marked the Company’s first positive Adjusted EBITDA* quarter since the second quarter of 2024. Fathom is committed to remaining Adjusted EBITDA* positive moving forward.
First Six Months of 2025 Financial Results

Real estate transactions increased approximately 28.5% year-over-year to 22,425 transactions in the first half of 2025. The increase in real estate transactions was primarily due to the addition of My Home Group in November 2024.

Total revenue for the first six months of 2025 increased 34.4% to $214.6 million, compared to $159.7 million in the same period of 2024. The increase was primarily driven by a 38.0% rise in brokerage revenue, largely attributable to the addition of My Home Group in November 2024. This growth was partially offset by a 13% decline in Fathom’s other service revenue, primarily due to the absence of insurance revenue following the sale of the Company’s insurance business in May 2024.

Segment revenue for the 2025 first six months, compared with the 2024 first six months, was as follows:

	Revenue
	Six months ended June 30,
(Revenue $ in millions)	2025	2024
	UNAUDITED
Real Estate Brokerage	$204.9	$148.5
Mortgage	5.9	5.9
Technology	2.1	2.2
Corporate and other services (a)	1.7	3.1
Total revenue	$214.6	$159.7

(a)Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.

GAAP net loss for the first six months of 2025 was $9.2 million, or $0.36 per share, compared to a net loss of $7.2 million, or $0.37 per share, for the same period in 2024. The increase in net loss was primarily due to the gain recognized from the sale of the Company’s insurance business in May 2024, which benefited the prior year’s results.

Adjusted EBITDA* loss, a non-GAAP measure, was $1.4 million in the first six months of 2025, compared with an Adjusted EBITDA* loss of approximately $1.3 million for the first six months of 2024. The Adjusted EBITDA* loss for the first six months of 2025 was primarily attributable to the lower total contribution of our ancillary businesses.

*Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.
Guidance/Long-Term Targets

The Company has elected to withhold guidance for the third quarter ending September 30, 2025. Management plans to reassess and potentially reinstate guidance expectations in the fourth quarter of 2025.
Conference Call
Fathom management will hold a conference call today (August 12, 2025) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results.

U.S. dial-in: 1-877-425-9470
International dial-in: 1-201-389-0878
Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.
A live audio webcast of the conference call will be available in listen-only mode simultaneously and available via the investor relations section of the Company’s website at www.FathomInc.com.
A telephone replay of the call will be available through August 26, 2025.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay Access Code: 13755327
About Fathom Holdings Inc.
Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, Verus Title, and Cornerstone. For more information, visit www.FathomInc.com.
Cautionary Note Concerning Forward-Looking Statements
This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Investor Contact:

Matt Glover and Clay Liolios
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	June 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$4,879	$7,127
Restricted cash	242	263
Accounts receivable	6,076	3,147
Other receivable - current	3,000	4,000
Mortgage loans held for sale, at fair value	12,978	4,772
Prepaid and other current assets	6,771	5,647
Total current assets	33,946	24,956
Property and equipment, net	1,724	1,854
Lease right of use assets	4,293	3,781
Intangible assets, net	18,906	20,234
Goodwill	21,498	21,498
Other receivable - long-term	—	3,000
Other assets	79	74
Total assets	$80,446	$75,397
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,781	$4,305
Accrued and other current liabilities	4,924	4,894
Warehouse lines of credit	12,628	4,556
Lease liability - current portion	1,510	1,237
Long-term debt - current portion	428	4,389
Total current liabilities	28,271	19,381
Lease liability, net of current portion	3,663	3,522
Long-term debt, net of current portion	5,084	5,087
Other long-term liabilities	2,728	2,726
Total liabilities	39,746	30,716
Commitments and contingencies (Note 18)
Stockholders’ equity:
Common stock (no par value)	—	—
Additional paid-in capital	143,101	137,844
Accumulated deficit	(102,401)	(93,163)
Total stockholders' equity	40,700	44,681
Total liabilities and stockholders’ equity	$80,446	$75,397
The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$121,423	$89,207	$214,558	$159,710
Commission and service costs	112,025	81,072	197,071	144,709
General and administrative	7,975	8,331	16,624	17,327
Marketing	1,404	1,332	2,774	2,534
Technology and development	1,839	1,555	3,776	3,148
Litigation contingency	6	—	10	—
Depreciation and amortization	553	546	1,107	1,274
Loss from operations	(2,379)	(3,629)	(6,804)	(9,282)

Other expense (income), net
Gain on sale of business	—	(2,958)	—	(2,958)
Interest expense, net	207	109	363	214
Other nonoperating expense	944	520	1,993	672
Other expense, net	1,151	(2,329)	2,356	(2,072)
Loss before income taxes	(3,530)	(1,300)	(9,160)	(7,210)
Income tax expense	62	(6)	78	11
Net loss	$(3,592)	$(1,294)	$(9,238)	$(7,221)

Net loss per share:
Basic	$(0.13)	$(0.07)	$(0.36)	$(0.37)
Diluted	$(0.13)	$(0.07)	$(0.36)	$(0.37)
Weighted average common shares outstanding:
Basic	27,487,816	19,763,055	25,459,131	19,470,764
Diluted	27,487,816	19,763,055	25,459,131	19,470,764
The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,238)	$(7,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,897	2,799
Gain on sale of business	—	(2,958)
Non-cash lease expense	700	920
Deferred financing cost amortization	29	—
Gain on sale of mortgages	(3,161)	(3,153)
Stock-based compensation	2,450	5,151
Deferred income taxes	3	(37)
Change in operating assets and liabilities:
Accounts receivable	(2,928)	(658)
Prepaid and other current assets	(1,124)	(1,222)
Other assets	(5)	10
Accounts payable	4,476	1,642
Accrued and other current liabilities	73	308
Operating lease liabilities	(798)	(1,005)
Mortgage loans held for sale originations	(120,024)	(131,460)
Proceeds from sale and principal payments on mortgage loans held for sale	114,979	132,843
Net cash used in operating activities	(11,671)	(4,041)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(54)	(12)
Purchase of intangible assets	(1,385)	(1,193)
Proceeds from sale of business	4,000	7,435
Amounts paid for business and asset acquisitions, net of cash acquired	(120)	—
Other investing activities	—	(130)
Net cash provided by investing activities	2,441	6,100

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(3,993)	(295)
Deferred acquisition consideration payments	(33)	(225)
Borrowings from warehouse lines of credit	120,987	127,913
Repayment on warehouse lines of credit	(112,916)	(126,184)
Proceeds from the issuance of common stock in connection with a public offering	3,043	—
Payment of offering cost in connection with issuance of common stock in connection with public offering	(126)	(28)
Net cash provided by financing activities	6,962	1,181
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,268)	3,240
Cash, cash equivalents, and restricted cash at beginning of period	7,389	7,540
Cash, cash equivalents, and restricted cash at end of period	$5,121	$10,780
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$90	$199

Right of use assets obtained in exchange for new lease liabilities	$1,213	$1,572
Reconciliation of cash and restricted cash:
Cash and cash equivalents	$4,879	$10,439
Restricted cash	242	341
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$5,121	$10,780

The accompanying notes are an integral part of the condensed consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Loss before income tax	$(3,530)	$(1,300)	$(9,160)	$(7,210)
Gain on sale of business	-	(2,958)	-	(2,958)
Stock based compensation	945	2,499	2,450	5,151
Depreciation and amortization	1,458	1,319	2,897	2,799
Litigation contingency	6	-	10	-
Other expense, net	1,151	629	2,356	886
Adjusted EBITDA	$29	$189	$(1,447)	$(1,332)
Note about Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other expense, income tax benefit, depreciation and amortization, share-based compensation expense, gain on sale of business benefit, NAR related litigation contingency expenses and transaction-related cost.
We believe that Adjusted EBITDA provides useful information about our financial performance, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to a key metric used by our management for financial and operational decision-making. We believe that Adjusted EBITDA helps identify underlying trends in our business that otherwise could be masked by the effect of the expenses that we exclude in Adjusted EBITDA. In particular, we believe the exclusion of share-based compensation expense related to restricted stock awards and stock options and transaction-related costs associated with our acquisition activity provides a useful supplemental measure in evaluating the performance of our operations and provides better transparency into our results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, gain on debt extinguishment, gain on sale of business, severance costs, and non-cash items representing reserves on certain agent fee collection, if applicable.
We are presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing our financial performance through the eyes of management, and because we believe this measure provides an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:
•Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards, restricted stock unit awards, and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of our compensation strategy;
•Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of our growth strategy and therefore likely to occur;

•Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software costs, however, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the gain on the sale of the business, as this item is non-recurring and not indicative of the Company’s core operating performance; and
•Adjusted EBITDA excludes NAR related litigation expenses, which could continue to be significant recurring expenses in our business until a final settlement has been approved by the court.